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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): AUGUST 28, 2001



                     TELECOMUNICACIONES DE PUERTO RICO, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        Commission File Number 333-85503


 Commonwealth of Puerto Rico                           66-0566178
(STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

     1515 F.D. Roosevelt Avenue
        Guaynabo, Puerto Rico                              00968
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)



         Registrant's telephone number, including area code 787-792-6052


                                 Not applicable
(Former name, former address and former fiscal year, if changed since last report)




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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On August 28, 2001, Telecomunicaciones de Puerto Rico, Inc. (the "Company") engaged Ernst & Young LLP ("E&Y") as its independent accountant. The Company's previous independent accountant was Deloitte & Touche LLP ("D&T"). D&T was dismissed as the independent accountant for the Company effective August 28, 2001.

     The independent accountant's reports for the Company for the fiscal years ended December 31, 2000 and 1999 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     The decision to engage E&Y has been approved by the Board of Directors of the Company.

     During the fiscal years ended December 31, 2000 and 1999 and through August 27, 2001, there were no disagreements as defined by Item 304 (a) (1) (iv) of Regulation S-K between the Company and D&T, on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of D&T, would have caused D&T to make reference thereto in its reports on the financial statements for such periods.

     During the fiscal years ended December 31, 2000 and 1999, and through August 27, 2001, there were no reportable events as that term is defined in
     Item 304 (a) (1) (v) of Regulation S-K.

     As required by Item 304(a)(3) of Regulation S-K, the Company has furnished D&T with the disclosures contained in this Item 4 and requested that D&T deliver to the Company a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made by the Company in this Item 4. A copy of D&T's letter dated August 28, 2001 is included as
     Exhibit 16.1 hereto.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

16.1 Letter from Deloitte & Touche LLP regarding its concurrence with the Registrant's statement regarding change of accountants.


SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        Telecomunicaciones de Puerto Rico, Inc.


                                        By: /s/ Robert P. Huberty
                                           ------------------------------------
                                           Robert P. Huberty
                                           Chief Accounting Officer




Date:  September 5, 2001




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                                  EXHIBIT INDEX



EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
16.1           Letter from Deloitte & Touche LLP regarding its concurrence with the Registrant's statement regarding change of accountants.